EXHIBIT 10.4
                                                                 EXECUTION COPY
                               TERM LOAN AGREEMENT

                                      among

                       BAYOU STEEL CORPORATION (TENNESSEE)

                          The Several Term Loan Lenders
                        from Time to Time Parties Hereto,

                                       and

                                 CHEMICAL BANK,
                                    as Agent

                            Dated as of June 1, 1995

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
SECTION 1.  DEFINITIONS....................................................  1
      1.1      Defined Terms...............................................  1
      1.2      Other Definitional Provisions...............................  6

SECTION 2.  AMOUNT AND TERMS OF TERM LOANS.................................  6
      2.1      Term Loan Commitments.......................................  6
      2.2      Term Notes..................................................  6
      2.3      Procedure for Term Loan Borrowing...........................  7
      2.4      Conversion and Continuation Options.........................  8
      2.5      Prepayment..................................................  9
      2.6      Interest on Term Loans......................................  9
      2.7      Default Interest............................................ 10
      2.8      Alternate Rate of Interest.................................. 10
      2.9      Reserve Requirements; Change in Circumstances............... 10
      2.10     Change in Legality.......................................... 12
      2.11     Indemnity................................................... 13
      2.12     Pro Rata Treatment.......................................... 13
      2.13     Sharing of Setoffs.......................................... 14
      2.14     Payments.................................................... 14
      2.15     Taxes....................................................... 15

SECTION 3.  [INTENTIONALLY OMITTED]........................................ 17

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................. 17

SECTION 5.  CONDITIONS PRECEDENT........................................... 17
      5.1      Conditions to Term Loans.................................... 17

SECTION 6.  AFFIRMATIVE COVENANTS.......................................... 18
      6.1      Term Loan Borrowing Base.................................... 18
      6.2      Financial Statements, Reports, Etc.......................... 18

SECTION 7.  NEGATIVE COVENANTS............................................. 19

SECTION 8.  EVENTS OF DEFAULT.............................................. 19

SECTION 9.  THE AGENT...................................................... 19

SECTION 10.  MISCELLANEOUS................................................. 20
      10.1     Incorporation............................................... 20
      10.2     Survival of Agreement....................................... 20
      10.3     Binding Effect.............................................. 20
      10.4     Successors and Assigns...................................... 20
      10.5     Expenses; Indemnity......................................... 23
      10.6     Right of Setoff............................................. 24
      10.7     Waiver of Jury Trial........................................ 25
      10.8     Counterparts................................................ 25
      10.9     Applicable Law.............................................. 25
      10.10    Headings.................................................... 25
      10.11    Jurisdiction; Consent to Service of Process................. 25
      10.12    Confidentiality............................................. 26

                                      - i -
References

Exhibit A          Form of Term Note
Exhibit B          Form of Term Loan Guarantee

Schedule 2.2       Term Loan Lenders and Term Loan Commitments
Schedule 6.1(a)    Term Loan Borrowing Base Certificate

            TERM LOAN AGREEMENT, dated as of June 1, 1995, among BAYOU STEEL CORPORATION (TENNESSEE), a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "TERM LOAN LENDERS"), and CHEMICAL BANK, a New York banking corporation, as agent for the Term Loan Lenders hereunder (in such capacity, the "AGENT").

             NOW THEREFORE, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 DEFINED TERMS. As used in this Agreement, capitalized terms shall have the meanings given in the Revolving Credit Agreement unless the context otherwise requires and the following terms shall have the following meanings:

            "ABR TERM LOAN BORROWING": a Term Loan Borrowing comprised of ABR Term Loans.

            "ABR TERM LOANS": that portion of the Term Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

            "ADJUSTED LIBO RATE": with respect to any Eurodollar Term Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term "LIBO RATE" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to Chemical's portion of such Eurodollar Term Loan and for a maturity comparable to such Interest Period are offered to the principal London office of Chemical in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "AGREEMENT": this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

            "APPLICABLE BAYOU ACCOUNTS RECEIVABLE": at any time the product of
      (a) 80% multiplied by (b) that portion of the Collateral consisting of Accounts of Bayou listed on the most recent Borrowing Base Certificate the book value of which equals 5% of the aggregate book value of Bayou's Consolidated total assets after the Closing Date as shown on any Consolidated balance sheet of Bayou prepared after the Closing Date.

                                       1

            "APPLICABLE MARGIN": the Applicable Margin, as defined in the Revolving Credit Agreement. All references to "Eurodollar Loans" and "ABR Loans", respectively, in such definition shall be interpreted as references to "Eurodollar Term Loans" and "ABR Term Loans", respectively, for purposes of this Agreement.

            "BAYOU": Bayou Steel Corporation, a Delaware corporation and the parent of the Borrower.

            "BAYOU (TENNESSEE) ELIGIBLE INVENTORY": Bayou (Tennessee) Inventory that consists of raw materials, billets and finished goods, valued at the lower of cost (prior to the LIFO reserve) or market on a basis consistent with the Borrower's current and historical accounting practice, LESS (i) any goods returned or rejected by the Borrower's customers for reasons relating to the quality of such goods and (ii) any goods in transit to third parties. The valuation of Bayou (Tennessee) Eligible Inventory shall also be reduced by the amount of transportation costs. Unless otherwise approved in writing by the Agent, no Bayou (Tennessee) Inventory shall be deemed Bayou (Tennessee) Eligible Inventory if:

                  (a) the Bayou (Tennessee) Inventory is not owned solely by the
            Borrower or is leased or on consignment or the Borrower does not have good, valid and marketable title thereto; or

                  (b) the Bayou (Tennessee) Inventory is not located at or is not in transit to property that is owned by the Borrower;

                  (c) the Bayou (Tennessee) Inventory is not located in the
            United States of America; or

                  (d) the Bayou (Tennessee) Inventory is more than 24 months old or is otherwise aged according to the Borrower's accounting policies (other than Bayou (Tennessee) Inventory that is raw materials or semifinished Bayou (Tennessee) Inventory that, in accordance with such accounting policies, is not aged) or the Inventory does not otherwise conform to the representations and warranties contained in the Loan Documents; PROVIDED, HOWEVER, that (i) the Borrower shall not be required to test the Bayou (Tennessee) Inventory for aging in accordance with such accounting policies more often than once in any period of 12 consecutive months and (ii) if the results of such test reveal that less than 2.5% of the Borrower's Bayou (Tennessee) Inventory is so aged, then all of such Bayou (Tennessee) Inventory shall, subject to the other provisions of this definition, be deemed Bayou (Tennessee) Eligible Inventory; or

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                  (e) the Bayou (Tennessee) Inventory is classified under the heading "miscellaneous" in accordance with the accounting policies of the Borrower.

            "BAYOU (TENNESSEE) INVENTORY": all merchandise intended for sale by the Borrower, or consumed in the Borrower's business, together with all raw materials, including, without limitation, scrap, billets, shapes, additives, alloys, fluxes, electrodes and refractories, whether now owned or hereafter acquired or arising, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to, repossessed or stopped in transit by or on behalf of the Borrower; PROVIDED, HOWEVER, that Bayou (Tennessee) Inventory shall not include (i) all bearings, rolls, guides and stores that relate to machinery and equipment mortgaged to First National Bank of Commerce, as Trustee (the "Trustee"), pursuant to the First Mortgage Indenture, (ii) all licenses, franchises, permits, patents, patent rights, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards relating to or used in the operation of the Borrower's business and all trade secret rights, rights in works of authorship and contract rights relating to computer software programs in whatever form created or maintained, (iii) all proceeds of the properties, rights and interests referred to in clauses (i) and (ii) above and (iv) any other properties, rights or interests granted to the Trustee pursuant to the First Mortgage Indenture, and thereafter assumed by the Borrower.

            "CHEMICAL":  Chemical Bank.

            "EURODOLLAR TERM LOAN BORROWING": a Term Loan Borrowing Comprised of Eurodollar Term Loans.

            "EURODOLLAR TERM LOANS": that portion of the Term Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

            "EXCESS CASH FLOW": of Bayou, for any period, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such period, (ii) the amount of returned surplus assets of any pension plan during such fiscal year to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such period, (iii) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such period and (iv) extraordinary non-cash losses during such period subtracted in the determination of Consolidated Net Income for such period, OVER (b) the sum, without duplication, of (i) the aggregate amount of permitted cash Capital Expenditures made by Bayou and its Recourse Subsidiaries during such period,

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      (ii) the aggregate amount of payments of principal in respect of any
      Indebtedness (excluding Indebtedness under the Revolving Credit Agreement) not prohibited by the Revolving Credit Agreement during such period, (iii) Interest Expense of Bayou determined on a Consolidated basis for such period, (iv) taxes actually paid in such period or to be paid subsequently on account of such period to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such period, (v) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such period, (vi) non-cash currency exchange gains during such period included in Consolidated Net Income of Bayou for such period, (vii) all expenses, costs and fees incurred for such period in connection with the Acquisition (such expenses, costs and fees not to exceed $1,200,000 for each of fiscal years 1995, 1996 and 1997) and (viii) dividends actually paid by Bayou in accordance with Section 7.06 of the Revolving Credit Agreement.

            "INTEREST PAYMENT DATE": with respect to any Term Loan, the last day of each Interest Period and, in the case of Eurodollar Term Loans with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Term Loans, and, in addition, the date of any refinancing or conversion of such Term Loans with or to Term Loans of a different Type.

            "INTEREST PERIOD": (a) as to any Eurodollar Term Loans, the period commencing on the Term Loan Borrowing Date or on the last day of the immediately preceding Interest Period applicable to such Term Loans, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Term Loans, the period commencing on the Term Loan Borrowing Date or on the last day of the immediately preceding Interest Period applicable to such Term Loans, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Term Loan Final Maturity Date and
      (iii) the date such Term Loans are converted to Term Loans of a different Type in accordance with subsection 2.4 or repaid or prepaid in accordance with subsection 2.5; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Term Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the

                                       4

      first day of an Interest Period to but excluding the last day of such Interest Period.

            "REGISTER": as defined in subsection 10.4(d).

            "REVOLVING CREDIT AGREEMENT": the Credit Agreement, dated as of June 28, 1989, as amended and restated through June 1, 1995, among Bayou, the lenders from time to time party thereto, and the Agent, as the same may be amended, modified or supplemented from time to time.

            "TERM LOAN BORROWING": a group of Term Loans of a single Type made by the Term Loan Lenders on the Term Loan Closing Date and as to which a single Interest Period is in effect.

            "TERM LOAN BORROWING BASE": the sum of (i) Unencumbered Cash PLUS
      (ii) Bayou (Tennessee) Eligible Inventory PLUS (iii) Applicable Bayou Accounts Receivable. For purposes of the calculation of the Borrowing Base, Inventory of the Borrower will be valued on a LIFO basis, computed in accordance with GAAP, as consistently applied.

            "TERM LOAN BORROWING BASE CERTIFICATE": a certificate in the form of
      Schedule 6.1(a), duly completed and executed by a Financial Officer of the Borrower.

            "TERM LOAN BORROWING DATE": the Term Loan Closing Date.

            "TERM LOAN CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied and the Term Loan Lenders shall make the Term Loans.

            "TERM LOAN COMMITMENT": as to any Term Loan Lender, the obligation of such Term Loan Lender to make Term Loans to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule 2.2.

            "TERM LOAN COMMITMENT PERCENTAGE": as to any Term Loan Lender at any time, the percentage which such Term Loan Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Term Loan Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

            "TERM LOAN FINAL MATURITY DATE": the fifth anniversary of the Term Loan Closing Date (or if such date is not a Business Day, the immediately preceding Business Day).

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            "TERM LOANS": as defined in subsection 2.1.

            "TERM NOTE": as defined in subsection 2.2.

            "TYPE": as to any Term Loan, its nature as an ABR Term Loan or a Eurodollar Term Loan.

            "UNENCUMBERED CASH": cash owned or held by or on behalf of the Borrower which is not subject to the Lien of another Person, it being agreed that any such cash subject to any depositary bank set-off rights or any depositary agreements with such bank shall be deemed "unencumbered" for purposes of this Agreement.

            1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Term Notes.

            (b) As used herein and in the Term Notes and the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                    SECTION 2. AMOUNT AND TERMS OF TERM LOANS

            2.1 TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make a term loan (a "TERM LOAN") to the Borrower on the Term Loan Closing Date in an aggregate principal amount not to exceed the amount of the Term Loan Commitment of such Term Loan Lender. The Term Loans may from time to time be (a) Eurodollar Term Loans, (b) ABR Term Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.3 and 2.4.

            2.2 TERM NOTES. (a) The Term Loan made by each Term Loan Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (each, as amended, supplemented, replaced or otherwise modified from time to time, a "TERM NOTE"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the amount set forth opposite such Term Loan Lender's name on Schedule 2.2 under the heading "Term Loan Commitment". Each Term Loan Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Term Loans, the length of each Interest Period and the Adjusted LIBO Rate plus the Applicable Margin with respect thereto, on its internal books and records and/or on the schedule annexed to and constituting a part of its Term Note, and any such recordation on such schedule shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure by any Term Loan Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement and the Term Notes. The Term Note of each Term Loan Lender shall (i) be dated the Term Loan Closing Date, (ii) be payable as provided in subsection 2.2(b) and (iii) provide for the payment of interest in accordance with subsections 2.6 and 2.7.

            (b) The Term Loans shall be payable on each date set forth below in the amount set forth opposite such date (or, if less, the aggregate amount of the Term Loans then outstanding) along with accrued interest on such amounts repaid:

                                           PRINCIPAL
      DATES                                  AMOUNT
      -----                                ---------
June 30, 1997                               $750,000
September 30, 1997                           750,000
December 31, 1997                            750,000
March 31, 1998                               750,000

June 30, 1998                               $750,000
September 30, 1998                           750,000
December 31, 1998                            750,000
March 31, 1999                               750,000

June 30, 1999                             $1,000,000
September 30, 1999                         1,000,000
December 31, 1999                          1,000,000
Term Loan Final
  Maturity Date                            1,000,000

            2.3 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 Noon, New York City time, at least (a) three Business Days prior to the requested Term Loan Borrowing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Term Loans or (b) one Business Day prior to the requested Term Loan Borrowing Date, otherwise) requesting that the Term Loan Lenders make the requested Term

Loans on the Term Loan Closing Date and specifying (i) the amount to be borrowed, (ii) whether the requested Term Loans are to be initially Eurodollar Term Loans, ABR Term Loans or a combination thereof, and (iii) if the requested Term Loans are to be entirely or partly Eurodollar Term Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of the requested Term Loans available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 2.14 prior to 12:00 Noon, New York City time, on the requested Borrowing Date in Dollars and in funds immediately available to the Agent. The Agent shall on such date credit the account of the Borrower on the books of such office of the Agent with the aggregate of the amounts made available to the Agent by the Term Loan Lenders and in like funds as received by the Agent.

            2.4 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert outstanding Term Loans from Eurodollar Term Loans to ABR Term Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Term Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Term Loans from ABR Term Loans to Eurodollar Term Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Term Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Term Loans and ABR Term Loans may be converted as provided herein, PROVIDED that (i) no Term Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have given notice to the Borrower that no such conversions may be made and (ii) no Term Loan may be converted into a Eurodollar Term Loan after the date that is one month prior to the date of the final installment of principal of the Term Loans.

            (b) Any Eurodollar Term Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent of the length of the next Interest Period to be applicable to such Term Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, PROVIDED that no Eurodollar Term Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the date of the final installment of principal of the Term Loans, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Term Loans shall be automatically converted to ABR Term Loans on the last day of such then expiring Interest Period.

            2.5 PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay the Term Loans, in whole or in part, upon written (including by telecopy) notice (or telephone notice promptly confirmed by written notice) to the Agent, which notice, in the case of a prepayment of a Eurodollar Term Loan, shall be received by the Agent one Business Day prior to such prepayment; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is, if (a) an ABR Term Loan, an integral multiple of $100,000 and not less than $200,000 and (b) if a Eurodollar Term Loan, an integral multiple of $250,000 and not less than $1,000,000. Partial prepayments of the Term Loans pursuant to this paragraph 2.5(a) shall be applied to the remaining scheduled installments of the Term Loans in the direct order of maturity.

            (b) No later than 90 days after the end of the 1996 fiscal year of the Borrower, the Borrower shall prepay the Term Loans in an amount equal to 50% of the sum of (i) the Excess Cash Flow of Bayou and its Recourse Subsidiaries, computed on a Consolidated basis, for that portion of fiscal year 1995 from and including the Closing Date to the last day of fiscal year 1995 PLUS (ii) the Excess Cash Flow of Bayou and its Recourse Subsidiaries, computed on a Consolidated basis, for fiscal year 1996 of the Borrower. Commencing with the 1997 fiscal year of the Borrower, no later than 90 days after the end of each fiscal year of the Borrower, the Borrower shall prepay the Term Loans in an amount equal to 50% of the Excess Cash Flow of Bayou and its Recourse Subsidiaries, computed on a Consolidated basis, for such fiscal year. Any prepayment pursuant to this subsection 2.5(b) shall be applied to the remaining scheduled installments of Term Loans in the inverse order of maturity.

            (c) Each notice of prepayment shall specify the prepayment date, the principal amount of the Term Loans to be prepaid, and the Type of Term Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Term Loans in the amount stated therein on the date stated therein. All prepayments under this subsection 2.5 shall be subject to subsection 2.11 but otherwise without premium or penalty. All prepayments under this subsection 2.5 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

            (d) Amounts prepaid pursuant to this subsection 2.5 may not be reborrowed.

            2.6 INTEREST ON TERM LOANS. (a) Subject to the provisions of subsection 2.7, the ABR Term Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime Rate and (ii) 360 days during any period in which the Alternate Base Rate is based on the Base CD Rate or the Federal

Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (b) Subject to the provisions of subsection 2.7, the Eurodollar Term Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Term Loan Borrowing plus the Applicable Margin.

            (c) Interest on each Term Loan shall be payable on the Interest Payment Dates applicable to such Term Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

            2.7 DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Term Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime Rate and (ii) 360 days during any period in which the Alternate Base Rate is based on the Base CD rate or the Federal Funds Effective Rate) equal to the rate at the time applicable to ABR Term Loan Borrowings plus 2%.

            2.8 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for Eurodollar Term Loans the Agent shall have determined that dollar deposits in the principal amounts of such Eurodollar Term Loans are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Term Loan Lender of making or maintaining its Eurodollar Term Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Term Loan Lenders. In the event of any such determination, any request by the Borrower for conversion to, or continuation of, Eurodollar Term Loans pursuant to subsection 2.4 shall, until the Agent shall have advised the Borrower and the Term Loan Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for ABR Term Loans. Each determination by the Agent hereunder shall be conclusive absent manifest error.

            2.9 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Term Loan Lender of the principal of or interest on any Eurodollar Term Loan made by such Term Loan Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Term Loan Lender by the jurisdiction in which such Term Loan Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Term Loan Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Term Loan Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Term Loans made by such Term Loan Lender, and the result of any of the foregoing shall be to increase the cost to such Term Loan Lender of making or maintaining any Eurodollar Term Loan or to reduce the amount of any sum received or receivable by such Term Loan Lender hereunder or under the Term Notes (whether of principal, interest or otherwise) by an amount deemed by such Term Loan Lender to be material, then the Borrower will pay to such Term Loan Lender upon demand such additional amount or amounts as will compensate such Term Loan Lender for such additional costs incurred or reduction suffered. The Agent and each Term Loan Lender agree to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

            (b) If any Term Loan Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central lender or comparable agency charged with the interpretation or administration thereof, or compliance by any Term Loan Lender (or any lending office of such Term Loan Lender) or any Term Loan Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central lender or comparable agency, has or would have the effect of reducing the rate of return on such Term Loan Lender's capital or on the capital of such Term Loan Lender's holding company, if any, as a consequence of this Agreement or the Term Loans made by such Term Loan Lender pursuant hereto to a level below that which such Term Loan Lender or such Term Loan Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Term Loan Lender's policies and the policies of such Term Loan Lender's holding company with respect to capital adequacy) by an amount deemed by such Term

Loan Lender to be material, then from time to time the Borrower shall pay to such Term Loan Lender such additional amount or amounts as will compensate such Term Loan Lender or such Term Loan Lender's holding company for any such reduction suffered. The Agent and each Term Loan Lender agree to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability to the transactions.

            (c) A certificate of each Term Loan Lender setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Term Loan Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Term Loan Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) Failure on the part of any Term Loan Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Term Loan Lender's right to demand such compensation with respect to such period or any other period. The protection of this subsection shall be available to each Term Loan Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            2.10 CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Term Loan Lender to make or maintain any Eurodollar Term Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Term Loan Lender may:

            (i) declare that Term Loans will not thereafter be converted to, or continued as, Eurodollar Term Loans by such Term Loan Lender hereunder, whereupon any request by the Borrower for conversion or continuation of a Term Loan shall, as to such Term Loan Lender only, be deemed a request for conversion to or continuation of an ABR Term Loan unless such declaration shall be subsequently withdrawn; and

            (ii) require that all outstanding Eurodollar Term Loans made by it be converted to ABR Term Loans, in which event all such Eurodollar Term Loans shall be automatically converted to ABR Term Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Term Loan Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar

Term Loans that would have been made by such Term Loan Lender or the converted Eurodollar Term Loans of such Term Loan Lender shall instead be applied to repay the ABR Term Loans made by such Term Loan Lender in lieu of, or resulting from the conversion of, such Eurodollar Term Loans.

            (b) For purposes of this subsection 2.10, a notice to the Borrower by any Term Loan Lender shall be effective as to each Eurodollar Term Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            2.11 INDEMNITY. The Borrower shall indemnify each Term Loan Lender against any loss or reasonable expense which such Term Loan Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Section 5, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Term Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to subsection
2.3 or 2.4, (c) any payment, prepayment or conversion of a Eurodollar Term Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Term Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Term Loan or any part thereof as a Eurodollar Term Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Term Loan Lender, of (i) its cost of obtaining the funds for the Term Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Term Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Term Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Term Loan Lender) that would be realized by such Term Loan Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Term Loan Lender setting forth any amount or amounts, supported by calculations in reasonable detail, which such Term Loan Lender is entitled to receive pursuant to this subsection shall be delivered to the Borrower and shall be conclusive absent manifest error.

            2.12 PRO RATA TREATMENT. Except as required under subsection 2.10, each Term Loan Borrowing, each payment or prepayment of principal of any Term Loans, each payment of interest on the Term Loans, and any conversion of any Term Loans to or continuation of any Term Loans as Term Loans of any Type shall be allocated pro rata among the Term Loan Lenders in accordance with their respective Term Loan Commitment Percentages. Each Term Loan Lender agrees that in computing such Term Loan Lender's portion of any Term Loan Borrowing to be made hereunder, the Agent may, in its discretion, round each Term Loan Lender's percentage of such Term Loan Borrowing, computed in accordance with subsection 2.1, to the next higher or lower whole dollar amount.

            2.13 SHARING OF SETOFFS. Each Term Loan Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Term Loan Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Term Loans as a result of which the unpaid principal portion of its Term Loans shall be proportionately less than the unpaid principal portion of the Term Loans of any other Term Loan Lender, it shall be deemed simultaneously to have purchased from such other Term Loan Lender at face value, and shall promptly pay to such other Term Loan Lender the purchase price for, a participation in the Term Loans of such other Term Loan Lender, so that the aggregate unpaid principal amount of the Term Loans and participation in Term Loans held by each Term Loan Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then outstanding as the principal amount of its Term Loans prior to such exercise of banker's lien, setoff or counterclaim or other event referred to above was to the principal amount of all Term Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this subsection and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Term Loan Lender holding a participation in a Term Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Term Loan Lender by reason thereof as fully as if such Term Loan Lender had made a Loan directly to the Borrower in the amount of such participation.

            2.14 PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Term Loans or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in dollars to the Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

            (b) Whenever any payment (including principal of or interest on any Term Loans or other amounts provided for in this Agreement) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

            2.15 TAXES. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with subsection 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING taxes imposed on the Agent's or any Term Loan Lender's income and franchise taxes imposed on the Agent or any Term Loan Lender by the United States or any jurisdiction under the laws of which the Agent or any such Term Loan Lender is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Term Loan Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 2.15) such Term Loan Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document to which it is a party (hereinafter referred to as "OTHER TAXES").

            (c) The Borrower will indemnify each Term Loan Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction or amounts payable under this subsection 2.15) paid by such Term Loan Lender or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days after the date any Term Loan Lender or the Agent, as the case may be, makes written demand therefor. If a Term Loan Lender or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Term Loan Lender or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Term Loan Lender or the Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower without interest; PROVIDED that the Borrower, upon the request of such Term Loan Lender or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Term Loan Lender or the Agent in the event such Term Loan Lender or the Agent is required to repay such refund.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Term Loan Lender or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 10.1 of the Revolving Credit Agreement, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this subsection
2.15 shall survive the payment in full of principal and interest hereunder.

            (f) Each Term Loan Lender which is organized outside the United States shall promptly notify the Borrower of any change in its funding office and upon written request of the Borrower shall, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224 and 1001 and any other certificate or statement or exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Term Loan Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Term Loan Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Term Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Term Loan Lender or assignee organized under the laws of a jurisdiction outside the United States.

            (g) Any Term Loan Lender claiming any additional amounts payable pursuant to this subsection 2.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Term Loan Lender, be otherwise disadvantageous to such Term Loan Lender.

                       SECTION 3. [INTENTIONALLY OMITTED]

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            The provisions of Article IV of the Revolving Credit Agreement (together with related defined terms), as amended, modified and waived from time to time in accordance with the terms thereof but without giving effect to any cancellation or discharge of the Revolving Credit Agreement, are incorporated by reference herein as if set forth at length herein, MUTATIS MUTANDIS, as if the representations and warranties made therein are made by the Borrower. Such representations and warranties shall be deemed to be made on the Term Loan Closing Date.

                         SECTION 5. CONDITIONS PRECEDENT

            5.1 CONDITIONS TO TERM LOANS. The obligations of each Term Loan Lender to make its Term Loan is subject to the satisfaction of the following conditions precedent:

            (a) TERM LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a Responsible Officer of the Borrower, with a counterpart for each Term Loan Lender, (ii) for the account of each Term Loan Lender, a Term Note conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and (iii) the Term Loan Guarantee and the Security Agreement, each executed and delivered by a Responsible Officer of Bayou.

            (b) CONDITIONS IN REVOLVING CREDIT AGREEMENT. All of the conditions precedent set forth in Sections 5.01 and 5.02 of the Revolving Credit Agreements shall have been satisfied or waived with the consent of the Required Lenders.

            (c) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Term Loan Closing Date as if made on and as of the Term Loan Closing Date (except for changes permitted by the Revolving Credit Agreement).

            (d) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Term Loan Closing Date or after giving effect to the Term Loans requested to be made on the Term Loan Closing Date.

            (e) NOTICE OF TERM LOAN BORROWING. The Agent shall have received a notice of Term Loan Borrowing as required by subsection 2.3.

                        SECTION 6. AFFIRMATIVE COVENANTS

            The provisions of Article VI of the Revolving Credit Agreement (together with related defined terms), as amended, modified and waived from time to time in accordance with the terms thereof but without giving effect to any cancellation or discharge of the Revolving Credit Agreement, are incorporated by reference herein as set forth at length herein to the extent applicable to the Borrower and shall apply hereto MUTATIS MUTANDIS. The Borrower covenants and agrees not to take any action that would result in a violation of the covenants set forth in Article VI of the Revolving Credit Agreement. Additionally, the Borrower covenants and agrees with each Term Loan Lender that so long as this Agreement shall remain in effect or the principal of or interest on any Term Loan or any other expenses or amounts payable under this Agreement shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

            6.1 TERM LOAN BORROWING BASE. (a) Maintain the Term Loan Borrowing Base at all times in a dollar amount not less than the aggregate principal amount of the Term Loans outstanding at such time PLUS interest payable hereunder for the next fiscal quarter; and

            (b) within 15 Business Days after the last day of each fiscal month (each such last day being called a "TERM LOAN DETERMINATION DATE"), furnish (i) a Term Loan Borrowing Base Certificate to the Agent setting forth the Term Loan Borrowing Base as of such Term Loan Determination Date, (ii) a certificate of a Financial Officer of the Borrower setting forth in reasonable detail the Unencumbered Cash and the amounts and types of Bayou (Tennessee) Inventory of the Borrower as of such Determination Date and (iii) a copy of the Borrowing Base Certificate certified by a Financial Officer of Bayou; PROVIDED, HOWEVER, that the Term Loan Determination Date shall be the last day of each fiscal quarter, and the foregoing certificates shall be required only on a quarterly basis, as long as the aggregate amount of all Term Loans outstanding on the date that would otherwise be the Term Loan Determination Date is less than $3,000,000.

            6.2 FINANCIAL STATEMENTS, REPORTS, ETC. Within 30 days after the last day of each of the eighteen fiscal months of the Borrower commencing with fiscal June, 1995, its consolidated and consolidating (if applicable) balance sheets (which shall include its non-recourse subsidiaries) and related statements of income and changes in cash flows, showing the financial condition of the Borrower and its subsidiaries, if any, as of the close of such fiscal month and the results of its operations and the operations of such subsidiaries, if any, during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments.

                          SECTION 7. NEGATIVE COVENANTS

            The provisions of Article VII of the Revolving Credit Agreement (together with related defined terms), as amended, modified and waived from time to time in accordance with the terms thereof but without giving effect to any cancellation or discharge of the Revolving Credit Agreement, are incorporated by reference herein as set forth at length herein to the extent applicable to the Borrower and shall apply MUTATIS MUTANDIS hereto. The Borrower covenants and agrees not to take any action that would result in a violation of the covenants set forth in Article VII of the Revolving Credit Agreement.

                          SECTION 8. EVENTS OF DEFAULT

            The provisions of Article VIII of the Revolving Credit Agreement (together with related defined terms), as amended, modified and waived from time to time in accordance with the terms thereof but without giving effect to any cancellation or discharge of the Revolving Credit Agreement, are incorporated by reference herein as if set forth at length herein. Additionally, there shall be an Event of Default if one or more Persons has demanded payment of amounts in excess of $500,000 in the aggregate under Section 7.01 of the Preferred Stock and Warrant Purchase Agreement or Section 5.13 of the Shareholder Agreement and the Borrower or any of its Subsidiaries shall have made such payment(s) or shall have agreed that such amounts are due. Additionally, if any Event of Default under the Revolving Credit Agreement shall occur and be continuing then, and in any such event, (A) if such event is an Event of Default specified in paragraph
(i) or (j) of Article VIII of the Revolving Credit Agreement automatically the Term Loan Commitments shall immediately terminate and the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Term Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Term Loan Commitments to be terminated forthwith, whereupon the Term Loan Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Term Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 9. THE AGENT

            The provisions of Article IX of the Revolving Credit Agreement (together with related defined terms), as amended, modified and waived from time to time in accordance with the terms thereof but without giving effect to any cancellation or discharge of the Revolving Credit Agreement, are incorporated by reference herein as set forth at length herein, MUTATIS MUTANDIS, with references therein to Bayou being references to the Borrower, references therein to the Notes being references to the Term Notes and references therein to Lenders being references to the Term Loan Lenders, INTER ALIA.

                            SECTION 10. MISCELLANEOUS

            10.1 INCORPORATION. The provisions of Sections 10.01, 10.02, 10.08, 10.09, 10.10 and 10.12 of the Revolving Credit Agreement (together with related defined terms), as amended, modified and waived from time to time in accordance with the terms thereof but without giving effect to any cancellation or discharge of the Revolving Credit Agreement, are incorporated by reference herein as set forth at length herein, MUTATIS MUTANDIS.

            10.2 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Term Loan Lenders and shall survive the making by the Term Loan Lenders of the Term Loans, and the execution and delivery to the Term Loan Lenders of the Term Notes evidencing such Term Loans, regardless of any investigation made by the Term Loan Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Term Loan Commitments have not been terminated.

            10.3 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent and the Borrower shall have received copies hereof which, when taken together, bear the signatures of each Term Loan Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, and Agent and each Term Loan Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Term Loan Lenders.

            10.4 SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Term Loan Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Term Loan Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans at the time owing to it and the Term Notes held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Term Loan Lender or an Affiliate of a Term Loan Lender, the Borrower and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Term Loan Lender's rights and obligations under this Agreement, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Term Note or Term Notes subject to such assignment and (iv) no such assignment shall be permitted or effective unless such Term Loan Lender concurrently assigns a ratable interest in the Revolving Credit Agreement to its assignee. Upon acceptance and recording pursuant to paragraph (e) of this subsection 10.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Term Loan Lender under this Agreement and (B) the assigning Term Loan Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Term Loan Lender's rights and obligations under this Agreement, such Term Loan Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Term Loan Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Term Loan Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Term Loan Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Bayou, the Borrower or any of their Subsidiaries or the performance or observance by Bayou or the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04 of the Revolving Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon the Agent, such assigning Term Loan Lender or any other Term Loan Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Term Loan Lender.

            (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Term Loan Lenders, and the Term Loan Commitment of, and principal amount of the Term Loans owing to, each Term Loan Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Term Loan Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Term Loan Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Term Loan Lender, at any reasonable time and from time to time upon reasonable prior notice and copies shall be made available to the Borrower upon request.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Term Loan Lender and an assignee together with the Term Note or Term Notes subject to such assignment and, if required, the written consent of the Borrower to such assignment, the Agent shall (subject to the consent of the Agent to such assignment, if required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Term Loan Lenders. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Term Note or Term Notes, a new Term Note or Term Notes to the order of such assignee in a principal amount equal to the applicable Term Loans purchased by it pursuant to such Assignment and Acceptance and, if the assigning Term Loan Lender has retained any Term Loans, a new Term Note to the order of such assigning Term Loan Lender in a principal amount equal to the Term Loans retained by it. Such new Term Note or Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Note; such new Term Notes shall be dated the date of the surrendered Term Notes which they replace and shall otherwise be in substantially the form of Exhibit A hereto. Canceled Term Notes shall be returned to the Borrower.

            (f) Each Term Loan Lender may without the consent of the Borrower or the Agent sell participations to one or more Term

Loan Lenders or other financial institutions in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans owing to it and the Term Notes held by it); PROVIDED, HOWEVER, that (i) such Term Loan Lender's obligations under this Agreement shall remain unchanged, (ii) such Term Loan Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating lenders or other entities shall be entitled to the benefit of the cost protection provisions contained in subsections 2.9 and 2.11 to the same extent that the Term Loan Lender from which such participating lender or other entity acquired its participation would be entitled to the benefit of such cost protection provisions, (iv) no such sale of a participating interest shall be effective or permitted unless such Term Loan Lender concurrently sells a ratable participating interest in the Revolving Credit Agreement to its assignee and (v) the Borrower, the Agent and the other Term Loan Lenders shall continue to deal solely and directly with such Term Loan Lender in connection with such Term Loan Lender's rights and obligations under this Agreement, and such Term Loan Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Term Loans and their right to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Term Loans, or the dates fixed for payments of principal of or interest on the Term Loans).

            (g) Any Term Loan Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this subsection 10.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties furnished to such Term Loan Lender by or on behalf of either Loan Party; PROVIDED that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Loan Parties received from such Term Loan Lender.

            (h) Nothing herein shall prohibit any Term Loan Lender from pledging or assigning any Term Note to any Federal Reserve Bank in accordance with applicable law.

            (i) The Borrower shall not assign or delegate any of its rights or duties hereunder.

            10.5 EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents to which the Borrower is a party or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Term Loan Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents to which the Borrower is a party or in connection with the Term Loans made or the Term Notes issued hereunder, including the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the reasonable fees and disbursements of any other counsel for the Agent or any Term Loan Lender. The Borrower further agrees that it shall indemnify the Term Loan Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents to which it is a party.

            (b) The Borrower agrees to indemnify the Agent, each Term Loan Lender and its directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document to which it is a party or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Term Loans or the Acquisition, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such indemnified party's losses are the result of any unexcused breach by an indemnified party of its obligations under the Agreement or the result of its gross negligence or willful misconduct of such Indemnitee or (iv) the noncompliance or asserted noncompliance with, or liability or asserted liability under, any Environmental Law that is or is asserted to be applicable to the Borrower or any Subsidiary, or to any property owned or operated by any of them; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such indemnified party's losses are the result of any unexcused breach by an indemnified party of its obligations under this Agreement or any other Loan Document or the result of the gross negligence or willful misconduct of such Indemnitee.

            (c) The provisions of this subsection 10.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document to which the Borrower is a party, or any investigation made by or on behalf of the Agent or any Term Loan Lender. All amounts due under this subsection 10.5 shall be payable on written demand therefor.

            10.6 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing and any Term Loan Lender shall have requested the Agent to declare the Term Loans immediately due and payable pursuant to Section 8, such Term Loan Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Term Loan Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents to which it is a party held by such Lender, irrespective of whether or not such Term Loan Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Term Loan Lender under this subsection are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            10.7 WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this subsection 10.7.

            10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided herein.

            10.9 APPLICABLE LAW. THIS AGREEMENT, THE TERM NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            10.10 HEADINGS. Section and subsection headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            10.11 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Term Loan Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Revolving Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            10.12 CONFIDENTIALITY. The Agent and the Term Loan Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents concerning the Loan Parties furnished to the Agent or any Term Loan Lender (the "INFORMATION") by or on behalf of the Loan Parties. Notwithstanding the foregoing, the Agent and each Term Loan Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a breach of this Agreement, (B) becomes available to the Agent or such Term Loan Lender on a non-confidential basis from a source other than a Loan Party or any Subsidiary thereof or (C) was available to the Agent or such Term Loan Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by a Loan Party or a Subsidiary thereof; (iv) to the extent a Loan Party or a Subsidiary shall have consented to such disclosure in writing;
(v) in connection with the sale of any Collateral pursuant to the provisions of the Security Agreement; or (vi) as necessary in connection with an assignment or participation contemplated by subsections 10.4(b) and 10.4(f) hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BAYOU STEEL CORPORATION (TENNESSEE)

                                           By: ________________________________
                                               Title:

                                           CHEMICAL BANK,
                                             as Agent and as a Term Loan
                                             Lender

                                           By: ________________________________
                                               Title:

                                           INTERNATIONALE NEDERLANDEN (U.S.)
                                             CAPITAL CORPORATION

                                           By: ________________________________
                                               Title:

                                           THE DAIWA BANK, LIMITED

                                           By: ________________________________
                                               Title:

                                           By: ________________________________
                                               Title:

                                           FIRST INTERSTATE BANK OF TEXAS,
                                             N.A.

                                           By: ________________________________
                                               Title:

                                           HIBERNIA NATIONAL BANK

                                           By: ________________________________
                                               Title:

                                                            SCHEDULE 2.01
                                                            TO CREDIT AGREEMENT

LENDER                                                      COMMITMENT
- ------                                                      --------------
Chemical Bank                                               $12,272,727.27
270 Park Avenue
New York, New York  10017
Attention:  Mr. Rohan Paul
Telecopy:  (212) 270-2555

Internationale Nederlanden                                  $12,272,727.27
  (U.S.) Capital Corporation
200 Galleria Parkway
Atlanta, Georgia  30339
Attention:  Mr. John Lanier
Telecopy:  (404) 951-1005

First Interstate Bank of Texas, N.A.                        $ 8,181,818.18
1000 Louisiana, 3rd Floor
Houston, Texas  77002
Attention:  Mr. Frank Schageman
Telecopy:  (713) 250-7029

The Daiwa Bank, Limited                                     $ 8,181,818.18
909 Fannin Street, Suite 3750
Houston, Texas  77010
Attention:  Mr. Mark Skul
Telecopy:  (713) 759-1419

Hibernia National Bank                                      $ 4,090,909.10
313 Carondelet Street
New Orleans, Louisiana  70130
Attention:  Mr. John Castellano
Telecopy:  (504) 533-2060
                                                            --------------
            Total Commitment                                $45,000,000.00
                                                            ==============

                                SCHEDULE 4.04

                            GOVERNMENTAL APPROVALS

    Transfer of Air Permit for natural gas-fired reheat furnace (reheat of steel billets for rolling) at Bayou Steel Corporation (Tennessee) (Tennessee Air Pollution Control Board Permit No. 737587P).

                                SCHEDULE 4.09

                           BAYOU STEEL CORPORATION

                          CURRENT LITIGATION REPORT

    *7. File No. 90137
        LMN
    MICHAEL MCCOY V. BAYOU STEEL CORPORATION (OF LA PLACE) No. 85-246 "G" (7/23/85): Claim for $2,000,000 pursuant to the Federal Employers Liability Act ("FELA") by former employee of Bayou for injuries sustained in the course of operating railway system. Bayou's insurance company has taken over Bayou's defense. The FELA claim was dismissed and Bayou is paying Workmen's Compensation benefits to the plaintiff which, are fully covered by insurance. On 3/4/94 BSC was served with claim for compensation in the Louisiana Office of Workers Compensation, District 7, Docket 94-00334, claiming that the insurer was "refusing to pay necessary medical expenses" arising out of an accident on 12/14/84. Matter referred to the insurance carrier. Answer filed in Office of Workers Comp 4/19/94. Pretrial conference 8/9/94. Hearing on default 5/27/94. In discovery.

    *18. File No. 86135
         LMN
    JOHN E. FRIAR, ET AL. VS. CATERPILLAR, ET AL. (1986) 40th Judicial District, St. John the Baptist Parish, Louisiana, Cause No. 17,062, Div. "A".

    The lawsuit arises out of an accident on or about 9/22/83 in which John Friar, a BSC employee, suffered a knee injury in a forklift accident, and is suing Caterpillar and others. Bayou's insurer has intervened: in pretrial appeal. Not come to trial. On 10/28/88, the Louisiana Supreme Court denied a Writ of Certiorari removing Caterpillar from the matter. Friar has not yet moved to proceed further against BSC. Summary Judgment motion by Boyce Machinery, seller of the forklift, heard 2/26/91. Opposition filed 3/8/93. Denied 4/7/93. Request for Notice of Trial and other matters filed 7/29/93; no action since. Friar's lawyer expects to reset matter for trial "in future". Supplemental earnings benefits being paid from 3/14/86 to date @ $404.50 every two weeks and will continue for 84 weeks from August 1994. Friar seems to be "Vanishing" (10/94). Status conference to be rescheduled. Pretrial order 03/01/95 SETS TRIAL AT 10/16/95; discovery completed by 9/1 and 9/15 (defendants) among other discovery and pleading matters.

                                      -1-
    *25. File No. 88008
         LMN _ NONE
    SEVERA JOSEPH V. BSC AND ABC INSURANCE COMPANY (1988) 40th Judicial District, Parish of St. John the Baptist, Louisiana, Case No. 22457.

    The lawsuit seeks $750,000 in damages for personal injuries to Joseph, an employee of A-3M Vacuum Service, Inc., who allegedly was injured assisting in the load of steel into a barge on the Mississippi River. A jury trial is requested. In discovery. Being defended by insurance carrier. Summary Judgment Motion filed by BSC. Opposed by Joseph and continued and still continues. A valid "Statutory Employee Defense" appears to exist. Travelers insurance moves to intervene on behalf of longshoremen, granted 9/23/91. Settlement offer of $1,500 rejected. Waiting for prescriptive period to run; then, insurers will file motion to dismiss for want of prosecution (3/25/94).

    *50. File No.
         LMN NONE
    GLEN MATTHEWS VS. BSC

    Lawyer's letter dated January 30, 1990, regarding March 23, 1989 accident received and forwarded to our insurance carrier. Settlement discussions.

    *63. File No. 91159
         LMN Insurance Carrier
    ROBERT L. TATUM V. BSC (1991)

    40th Judicial District Court, St. John the Baptist (LA) Parish.

    Summons and Complaint served on statutory agent on 12/13/91. Tatum, an employee of E&N Contractors Inc., claims injury on 12/14/90 when truck he was operating was struck by railroad car operated by remote control by an unknown Bayou employee. Unspecified injuries in excess of $20,000 are claimed as result of claimed negligence. Referred to and being defended by insurance carrier. Bastian & Wynn, New Orleans, assigned as counsel 1/6/92. Answer filed 3/4/92. Third part complaint 3/4/92 filed by BSC against E&N Contractors for indemnification. Third party answer not yet filed. In discovery. No trial setting expected before end of 1993. No corporate exposure beyond insurance coverage expected. Tatum's deposition 3/11/93. Tatum has returned to work as of 9/92 and except for the period between 12/90 and 9/92 has sustained no loss of income and probably no future loss. Case on hold, awaiting settlement advices from insurer.
                                      -2-
    *70. File No. 93007(a)
         LMN
    BSC VS. UNITED STEELWORKERS OF AMERICA, LOCAL 9121 AND RONALD FERRARO, INDIVIDUALLY AND AS PRESIDENT OF LOCAL 9121 (1993) 40th Judicial District Court, St. John the Baptist Parish (La), No. 30676, Division C.

    Verified Petition, Rule to Show Cause, and Memorandum, seeking Temporary Restraining Order and/or Preliminary Injunction restraining defendants and members from engaging in seven general types of activity [(a) interfering with persons attempting to enter or leave the La Place facility by threats of violence, etc., (b) congregating or massing near entrances or exits so as to obstruct and impede the free use of exits and entrances by vehicles or persons, (c) engaging in picketing, patrolling, or congregating near the facility except by not more than two persons at each entrance or other peaceful activities, (d) placing tacks, nails or other foreign objects in the roads leading to the facility, (e) damaging vehicles or property maintained by BSC or its customers, employees, etc., (f) causing injury or threatening to cause and, (g) trespassing on private property.] during strike FILED 3/23/93; Stipulate Injunctive Order signed by Court 3/24 permits five pickets at main gate, controls vehicle approaches, etc., three pickets at other gates, standby pickets, etc.; prohibits threatening intimidating conduct, damage to property and trespassing and other matters. Violations of Order attended at status conference 3/26/93, hearing on TRO 3/29/93. Injunctive Order (II) 3/30/93 further prohibits Union from stopping vehicles or congregating in certain designated areas. Defendants Exceptions filed 3/29/93. First Rule for Contempt and Memorandum in Support filed 4/22/93. Hearing 5/7/93 per ORDER 4/39/93. Order 5/7/93 (or 5/10/93) expands prior Order-orders picketers "to refrain from standing still in front of or within ten feet of any vehicle entering or leaving plant; Second Order 5/7/93 (5/10/93) orders three (Schobel, Roussel and Martin) and the Union to perform community service. Contempt hearing 9/24; decision reserved. JUDGMENT 10/8/93 orders five days jail time for three strikers; six days community service for 3 others; 60 hours community service for Union; 12 assorted warnings dismisses six complaints; clarifies prior (3/23 and 3/30) Orders by limiting one pass in front of vehicles in 90 seconds, prohibiting picketing of security guards and all physical engagement between guards and strikers. Status conference 11/29/93 before Judge Daley. Second Rule (motion) for contempt to stop continuing harassment and picket line misconduct between 10/6/93 and 1/31/94 filed 2/8/93; hearing 3/9/94. Union files Motion for Contempt based on 1/19/94 incident. Hearing 3/9 continued to 3/25/94. BSC files exception to Union motion on 3/16/94. Hearing 3/25 didn't finish and will continue 4/15/94. Two picketers off-line for 60 days; decision reserved on other matters. Decision judgment 5/6/93 orders jail time for 8 strikers, community service for 1; bars two strikers from picket line and
                                      -3-

prohibits picketing of pedestrians. Third Rule (motion) for contempt to stop picket line misconduct, threats, maintenance of structures, etc.
between 3/1/94 and 7/9/94. Status conference 8/8/94. Hearing on contempt order 9/6/94. Preliminary motions filed by 8/19/94 will be heard 9/1/94. Amendment to contempt (third rule) motion filed by BSC 8/18/94. Decision reserved by Judge Daley. Motion to Modify Restraining Order to allow Schobel & Walker to return to line 9/18/94 to be heard 10/14/94. Motion to Continue 10/14 date filed by BC 10/7/94; Judgment by Judge Daley 9/22 received 10/3; orders Hedricks of BSC to 40 hours community service; decision also orders 208 hours community service for 13 strikers (from 8 to 48 hours). BSC files motion (11/2/94) to permit Hedricks to perform community service by 9/22/95 a/c Haiti assignment. Order signed by Judge Daley 11/2/94. Rule for contempt regarding Pat Sellars set for 04/05/95 is continued without date and Judge Daley recesses himself 03/28/95. Picket line accord regarding new gate reached before Judge Daley 05/04/95. Order entered 5/6/95.

    *71.3 File No. 93007(b)
          LMN PCM-112
    U.S.W.A. VS. BSC (1993) National Labor Relations Board (NLRB), Case No. 15-CA-12133, 12441, 12528, 12431, 12609.

    Filed 5/4/93; amended 5/20/93 and 7/15/93. Steelworkers charge failure to bargain in good faith by (1) failing to submit a contract proposal, (2) insisting on language rendering portions of contract unenforced, (3) insisting on proposals unlawfully limiting Union activity on company time, (4) making final offer on 3/20/93 stating a less favorable offer would be implemented in three days, if not accepted, (5) falsely declaring impasse, (6) threatening to implement an offer absent an impasse, lawful or otherwise, (7) making regressive proposals without lawful justification, (8) reneging on tentative agreements by failing to include them in final proposals and altering their terms, (9) refusing to provide info re bargaining, names of personnel to be discharged, or disciplined for strike related misconduct, (10) insisting it wouldn't provide (9) info unless new contract was ratified, (11) failing to provide negotiators with authority to negotiate, (12) failing to timely respond to Union requests for point by point response to Union proposals, (13) refusing to enter into tentative agreements on noneconomic issues with potential cost implications on the ground that agreement on such issues must await economic bargaining and (14) continually being late or unprepared at negotiating sessions, (15) making illusory contract concessions, (16) insisting on contractual provisions enabling the Company to reopen the contracting out clause while denying the Union the right to strike, (17) raising new demands at advanced states of bargaining, (18) engaging in a per se refusal to negotiate concerning an incentive plan, (19) claiming that the filing of the initial ULP charge in this case constituted an obstacle to

                                      -4-

negotiations, (20) refusing to bargain because the Union had filed such charge, (21) offering regressive proposals in retaliation for the filing of such charge, (22) attaching preconditions to the making of proposals. Meeting with NLRB investigator 7/26. Decart petition filed (15-RD-715) by BSC employee in abeyance. Withdrawn 8/31/93 with approval of Regional Director. Response submitted 7/27/93. Decision awaited; not expected until end of year. Supplemental materials submitted to NLRB 12/6/93. Oral argument 12/14/93. Decision expected by 12/17/93 or shortly thereafter. (23) On 12/30/93 USWA filed charge vs. BSC alleging violations of Sec. 8(a)(5) and 8(d) by refusing to reduce to writing certain statements made by H. M. Meyers at a meeting with Governor Edwards at an 8/25/93 meeting at the Governor's mansion.
(15-CA-12431) Response to NLRB made 1/7/94. (24) On 1/13/94 filed charge vs.
BSC alleging violations of Sec. 8(a)(1)(b) by refusing access to Union's safety and health inspector on 8/16/93 and has refused to provide Union with other representative information since 8/16/93. (15-CA-12441). On 12/20/93 allegation (10) and part of (9) dealing with names of bargaining unit personnel are withdrawn with NLRB approval. Settlement agreement signed
2/10/94 settles charges (3), (4), (6), (7), (8), (16), (17) and (21).
(15-CA-12133) Letter received on 3/1/94 dated 2/28/94, corrected dated 3/2/94 dismissing charges (1), (2), (5), (9), (11), (12), (13), (14), (15), (18),
(19), (20) and (22). Appeal period expires 3/16/94. USWA moves to extend time to appeal to 4/5/94. BSC opposes 3/9/94. NLRB grants extension to 4/5/94 on 3/8/94. On 3/3/94 received letter dated 3/2/94 which also dismisses charge
(23) (#15-CA-12431). (25) On 3/21/94 USW filed charge vs. BSC stating that on 3/18/94 BSC violated Sec. 8a(1)(3) and (5) by insisting on new bargaining demands relating to return to work which violated a tentative agreement entered into on 3/12/94. (15-CA-12528) USWA has appealed dismissal of charges
(1), (2), (5), (9), (11), (12), (13), (14), (15), (18), (19), (20) and (22) as
of 4/6/94. NLRB acknowledges receipt 4/11/94. BSC response to charge (24) on 4/13/94. On 5/16/94 Union files charges (26) that since 4/94 BSC has refused to pay strikers vacation benefits earned in 1992, immediately prior to going on strike, coercing employees in the exercise of their Section 7 rights and violating Section 8(a)(3). (15-CA-12600). On 12/14/94 NLRB denies appeal of USWA substantially for reasons stated in 3/2/94 letter. NLRB specifically finds no bad faith bargaining re incentive plan by BSC (18) and that BSC did make a complete contract proposal. Union petitions for reconsideration 12/28/94. BSC response to charges (25) and (26) filed with NLRB on 1/20/95. On 2/14/95 NLRB refuses to proceed further in respect of charge (26) and charge (25), also determines that (26) is time barred. Posting of settlement agreement in (15-CA-12133), (3), (4), (6), (7), (8), (16), (17), (21), 12441 (24) and 12528
(25). On 02/28/95 Union files appeal with General Counsel NLRB of Regional Directors refusal to issue Complaint on (26)-15-CA12609 regarding vacation benefits.
                                      -5-
    *72. File No. 93007(c)
         LMN PCM-115
    BSC VS. OFFICE OF EMPLOYMENT SECURITY (1993) Louisiana Department of Labor Office of Employment Security, Docket No. H00550AT93 HARRY ABADIE, ET AL. VS. BSC, 40th Judicial District Court, St. John the Baptist Parish, LA, No. 31262 (APPEAL). KERN T. ADAMS, ET AL, VS. BSC, 29th Judicial District Court, St. Charles Parish, Louisiana, Case No. 41634-D (APPEAL). ANDREW EALY V. BSC, 33rd Judicial District Court, Ascension Parish, Louisiana, Case No. 005706
(APPEAL). RUSSEL BOURGEOIS VS. BSC, 23rd Judicial District Court, St. James Parish, Louisiana, Case No. 22195 (APPEAL). TODD CHIASSION VS. BSC, ET AL, 24th Judicial District Court, Jefferson Parish, Case No. 452-835 (APPEAL). TOMMY FERGUSON VS. BSC, ET AL., 21st Judicial District Court, Livingston Parish, Louisiana, Case No. 69436 (APPEAL). DANIEL C. BENNETT, ET AL. VS. BSC, et al., 22nd Judicial District Court, St. Tammany Parish, Louisiana, Case No. 93-13263 (APPEAL). JOSEPH BROWNING VS. BSC, et al., 21st Judicial District Court, Tangipahoa Parish, Louisiana, Case No. 9302565 (APPEAL). CHARLES KYZAR V. BSC, 21st Judicial District, Case No. 9302857 (APPEAL). Fifth Circuit Appeal District Court No. 94-CA-00322.

    Appeal and Petition, filed 5/11/93, for administrative review of Secretary Gayle Truly ("Truly")'s decision awarding unemployment compensation to approximately 250 strikers engaged in labor dispute at La Place. Hearing before Administrative Law Judge Dennis Dykes, May 24, 1993, begun and adjourned; resumed 6/18/93. Subpoenas requested, served on Hibernia Bank, U.S.N.A. District 36 and Local 9121. Memorandum of Law submitted 7/2/93. Decision expected by 7/9/93. Decision 7/9 disqualifies strikers for unemployment compensation. Strikers, through Union attorney, appeal on 7/14/93. Union brief 7/16/93. BSC statement and memo 7/22. Board Review (OES) Affirms Administrative Law Judge Decision 8/4/93. Appeal to 40th Judicial District Court served on statutory agent (CT) 8/13/93. Answer and Request for Notice filed 8/16/93. Appeal to 29th Judicial District Court served on statutory agent 8/24/93. Motion for Extension of Time filed in Kern to allow 15 days from time State files administrative record to respond to pleading (9/3/93). APPEAL to 23rd Judicial District Court. EALY served on statutory agent 9/8/93. APPEAL to 23rd Judicial District Court BOURGEOIS served on statutory agent 9/1/93. APPEAL to 24th Judicial District Court Chaisson served on statutory agent 9/1/93. Notice Letters from Department of Labor re appeals in BOURGEOIS. EALY and CHAISSON received (9/9/93) and in FERGUSON, BROWNING, BENNETT received 9/20/93. Motion For Extension of Time filed in CHAISSON, EALY, BOURGEOIS, and FERGUSON, BROWNING, BENNETT, similar to KEARN 9/13/93, appeal to 21st Judicial Court (Tangipahoa) filed by CHARLES KYZAR individually on 9/16/93, received 10/16/93 by statutory agent. Period to file administrative record by Department of Labor elapsed 10/12/93, but will be filed shortly. Joint Motion to Stay All Proceedings except St. John the Baptist
                                      -6-

action (31-262) to be filed shortly. Motion to Dismiss Kyzar appeal 10/28/93 on basis of prescription and pending other action. Answer in ADAMS, BENNETT, BOURGEOIS, BROWNING, CHIASSON, EALY, FERGUSON filed 11/24/93. Administrative record filed. Request status conference with Daley in Abadie 31-262 11/23/93. Stay Orders entered on 11/18/93 in ADAMS, BENNETT, BOURGEOIS, EALY, Fergusson and CHIASSON on 11/19/93; BROWNING 11/23/93. State Answer 11/12/93 seeks reversal of Board of Review Decision and a change in Louisiana law re striker eligibility for compensation. Supreme Court of Louisiana appoints retired Judge William V. Radman as judge ad hoc in the matter to take, hear and dispose of it. Our brief is due 12/20/93, one week after union's brief due. All briefs and rebuttals filed on 12/23/93, including brief on behalf of Department of Labor. Motion to reseal documents filed 12/30/93 unopposed by Department of Labor. Decision of Board of Review affirmed by Judge Redman of 40th Judicial District Court and filed on 12/28/93 and received 1/7/94. Administrator can appeal to Louisiana Court of Appeals or U.S. Court of Appeals, 5th Circuit, or file motion for new trial. Must be filed by 3/14/94. Motions filed to reseal materials originally filed under seal by 40th District Court, filed in all district courts. Orders signed in ADAMS 1/5/94; BOURGEOIS 1/6/94; BROWNING 1/3/94; Chaisson 1/5/94; FERGUSON 1/14/94 and EALY 1/11/94. Dept. of Labor files appeal notice 1/21/94 to 40th JDC, motion for devolutive appeal; Union appeal petition received 1/28/94; Union opposition to motion to reschedule and BSC reply filed with Judge Redman 2/2/94. Judge Redman signs Order resealing documents 2/2/94. Order giving clerk 30 days more time to file record on appeal entered 4/5/94. Fifth Circuit Order 5/4/94 notes filing of transcript. DOL brief due 5/31/94; BSC brief due 6/20/94. Oral argument requested by BSC 5/16/94. Appellants brief filed 5/31/94. Dept of Labor brief filed 5/28/94. Our brief filed 6/20/94. D of L reply brief 6/28/94. Oral argument 9/29/94. Decision reserved. Decision reserved. Decision affirmed by 5th Circuit 10/25/94. Union and Labor Dept. say they will appeal, or ask for cert. Rehearing must be requested by 11/8/94; review petition to Louisiana Supreme Court by 11/24/94. Union Writ Application filed 11/23. BSC response filed 12/30/94. Supreme Court denies both writs 2/3/95. Matter completed. Motion to dismiss ADAMS, EALY, BENNETT, BROWNING, BOURGEOIS, CHIASSON and FERGUSON filed May 5, 1995. On May 5, 1995 Louisiana Labor Department files Writ of Certiorari with U.S. Supreme Court (received 5/8/95). AFL-CIO asks for permission to file amicus brief in support of cert. petition. BSC declines 5/16/95. Labor Department files motion to stay BSC motion to dismiss ADAMS, EALY, BENNETT, BROWNING, BOURGEOIS, CHIASSON & FERGUSON on 5/8/95. BSC opposes 5/17/95 because on 5/16/95 BSC filed motions to postpone motion to dismiss in related actions. Abadie case stayed.

    *74.1 File No. 93008(b)
          LMN SAS-132
                                      -7-

    U.S. (DEPT. OF LABOR) OCCUPATIONAL SAFETY & HEALTH ADMINISTRATION (OSHA) VS. BSC (1993) Citation Inspection 102281888; OSHRC Docket #94-0416, Region 6, Case #940059

    Citation and Notification issued 12/22/93 (received 12/27/93) arising out of inspection of La Place facility 6/28/93 _ 11/24/93. Contains three (3) serious and three other violations of OSHA regulations and seeks $5,625 (three serious) in penalties. Serious violations claim lead dust exposures in changehouse lavatory and melt shop break room. Abatement dates for serious violations are 1/12/94 and 2/10/94. Other violations related to fire prevention programs, area lead exposure and require abatement dates of 2/10/94 and 1/5/94. Notice of Contest 1/19/94. Complaint received 2/10/94. Answer filed 2/23/94. Notice of Docketing and Assignment of review commission Judge (Louis G. LaVeccia) dated 4/8/94, received 5/11/94 from Atty. Robert Goldberg. Meeting 6/17/94. Hearing 11/17/94. Union elects party status 9/23/94. Motion to shorten time to take discovery 11/9/94 returnable 11/14/94. Working on resolution and Settlement Agreement to reflect more of three "serious" to "other" violations, vacate one "other" violation, reduce penalties to $4,125. Settlement agreement signed by BSC 1/2/95. Notice of Order and Report 02/10/95 docketed 02/17/95 approving Settlement Agreement will become final 03/20/95, unless OSHRC directs otherwise. petition for discretionary review has to be filed by 03/09/95.

    *74.3 File No. 93055
          LMN SAS-129
    U.S. (DEPT. OF LABOR) OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION (OSHA) VS. BSC (1994) Citation Inspection 107631921; OSHRC Docket

    Citation and Notification issued 4/22/94; received 4/26/94 arising out of an inspection at La Place facility between 1/19/94 and 4/6/94. Citation charges one willful violation and seeks $35,000 in penalty and immediate abatement; charges BSC did not provide access to exposure records within 15 working days nor inform Steelworkers Local 9121 of reason for delay. Notice of contest 5/9/94. Answer and Affirmative Defenses filed 7/5/94. U.S. WA. "elects" party status 9/20/94. Settlement Agreement March 15 and 24, 1994 deletes willful classification to a "Section 17", provides for $14,000 penalty and withdrawal of notice of contest.

    *74.4 File No. 94034
         LMN SAS-134
    BSC V. REICH (1994) Eastern District of Louisiana. In the matter of Establishment Inspection of BSC. Misc. No. 94-2357

    OSHA inspection requested 7/21/94 per inspection warrant dated 7/18/94, but not disclosed until 7/21/94. BSC files Motion to Stay or Quash warrant 7/21/94 and for expedited hearing 7/21/94. Hearing 7/29/94. Rescheduled. U.S. Labor Dept. moves to judge
BSC in contempt of warrant 7/27/94. Hearing

                                      -8-

8/18/94. BSC motion opposing contempt and support of motion to quash 8/10/94. Working on resolution of matter. Agreement reached 9/9/94 letter from DOL accepted by 9/12/94 letter from BSC. Motion to quash warrant withdrawn; motion for contempt withdrawn. Inspection of plant to be set. BSC moves to withdraw or dismiss motion to quash warrant 9/19/94. Settlement Agreement signed 9/27 and Inspection Protocol reached. Wall-to-wall inspection completed resolution awaited. Proposal penalty $160,000 to be negotiated.

    *77. File No. 93029
         LMN
    EVAN J. ROUSSEL, SR. VS. GAYLE F. TRULY, ADMINISTRATOR OF THE LOUISIANA OFFICE OF EMPLOYMENT SECURITY AND BSC (1993), 24th Judicial District Court, Jefferson Parish, Case No. 453-823

    Attorneys letter and Petition were served on BSC's statutory agent by regular mail (no postmark) on 9/28/93, and received at BSC Dallas, TX on 9/29/93. Plaintiff, former employee (separated on 5/13/93) and nonstriker has appealed denial of unemployment compensation benefits rendered 8/13/93. Answer filed 10/13/93. CT served 2/7/94 with administrative record and Dept. of Labor's opposition to the Appellate Court. New Orleans Legal Assistance Corporation requests notice of orders, hearings etc. Rule to show case 2/24/94 sets hearing on 4/6/94. Our brief due 3/31/94. Office of Employment Security brief 3/29/94 favors our position. BSC memo of law filed 3/30/94. Judgment affirmed 4/14/94.

    *78. File No. 93052
         LMN
    SIMON VS. C&C MARINE, INC. AND BSC, Docket #31918, 40th Judicial District Court, St. John the Baptist Parish, LA

    Citation, Petition for Wrongful Death and Survival Action, Interrogatories and Document Production Request were served on our statutory agent on 2/11/94. The lawsuit arises out of an accident on 5/26/93, on a barge docked at BSC's facility during which one Mark Simon, the plaintiff's son, was killed. Unspecified damages are claimed. Answer due by 3/30/94. Rice Fowler, insurance counsel, on board. First supplemental and amending petition per order 5/26/94. Archer Daniels and America River Transport Co. (barge owners) file complaint for exoneration 6/30/94 in Federal Court (EDist. Louisiana). Also, on 6/30/94 U.S.D.C. E. Dist. Louisiana issues stay of claims against barge owners. Settlement discussions, BSC liability limited under Long Shoreman's Act to $3,000. Settlement 03/14/95. ADM/AR&CO $11,000, C&C Marine $1,000 and BSC
$3,000. Case to be dismissed if payment made by 05/10/95. Mrs. Simon filed claim with U.S. Department of Labor; settlement needs to be re-worked as of 03/24/95.
                                      -9-

    *80. File 94014
         LMN
    ESQUIVEL VS. SOUTHERN PACIFIC AND BSC, U.S. District Court, Central District of California (Los Angeles), Cause No. CV-94-1079-SVW (EEX)

    Summons, Complaint and Notice of Assignment papers were served on BSC's statutory agent in Baton Rouge, Louisiana, by overnight courier on June 8, 1994. A response is due by JUNE 29, 1994. The lawsuit is brought by Enedina Esquivel, a citizen of Mexico, and mother and sole heir of Jose Octavio Esquivel. Jose was found dead in a Southern Pacific gandola rail car on September 14, 1993 by an employee of Johanessen Trading Co., Commerce, California. According to the Complaint, the three men were crushed by a shifting load of steel beams. The Complaint contends that although it is unknown where Jose boarded the rail car, the train originated in La Place, and alleges that both Southern Pacific and BSC were negligent in loading and transporting steel I beams in violation of federal regulations, which negligence caused Jose's death. Damages of $1 million, costs of suit and other proper relief are claimed. Insurance counsel is Schaffer & Lax (Los Angeles), Clifford Schaffer and David Frishman. Answer filed 7/29/94. In discovery. $175,000 settlement demand made. Settlement authority $50,000 given by insurers; $30,000 offered. Trial 4/11/95. No reply. Settled for $40,000 per B. Verette on 12/7/94. BSC will participate in discovery for background.

    *81. File No.
         LMN
    STATE OF LOUISIANA (DEQ) V. BSC (1994) Department of Environmental Quality Notice of Violation #AE-N-94-0098

    On 6/9/94, BSC and BSC's statutory agent received a letter dated 6/3/94 from DEQ regarding compliance inspections conducted 2/23, 2/25 and 2/28, 3/2, 3/7 and 3/8/94 at the La Place minimill which revealed that (1) four fuel storage tanks and six natural gas heaters were installed without applying for permits from the Air Quality Division in violation of LAC 33:III.501.C.2., and
(2) airborne fugitive emissions were noted from "various places" in violation of LA 33:III.1305. It was also noted that three fugitive emission sources and the furnace disposal of filters and clothing had not been addressed in BSC's 12/93 revised permit application. Response is requested by 7/11/94. No specific civil penalties are demanded, but Department reserves the right to seek them.
                                      -10-
    *83. File No. 94048
         LMN
    JAMES L. STROUP V. BSC, Docket #94-08723, District 06, State of Louisiana, Office of Workers' Compensation Programs, sixth Compensation District

    Complaint filed 11/7/94 arising out of 5/14/94 injury for benefits under the Longshore and Harbor Workers Compensation Act. Answer 1/27/95. Notice of Pretrial 3/7/95 @2pm. Pretrial Statement rescheduled to 03/07/95. Defended by carrier. In discovery. Status conference 04/18/95.

                                SCHEDULE 4.16

                                    ERISA

    1. The Borrower has not filed Form 5500's with respect to the following Welfare Benefit Plans for the years 1990-1993: life insurance, accident, death and dismemberment, dental, medical, accident and sickness and educational reimbursement.

    2. The "Bayou Steel Defined Benefit Plan" was voluntarily terminated in
1985.

                               SCHEDULE 4.17(a)

                           ENVIRONMENTAL LITIGATION

    Environmental Litigation/Liabilities:

    Louisiana Department of Environmental Quality
    Issuance of Order to Close OC-0214 (Storm Water Retention pond)
    Recission of Order To Upgrade OU-0131 (Application to upgrade storm water permit to solid waste management permit)

    Occupational Safety and Health Review Commission
    Docket No. 94-1740
    Resolution of Settlement Agreement to OSHA Citation issued April 22, 1994
    Re:  Alleged failure to provide information to USWA on a timely basis.

    Occupational Safety and Health Administration
    Proposed Penalties From Inspection No. 107630428
    Citation and Notification of Penalty Issued April 4, 1995

    U.S. Environmental Protection Agency (Region 6)
    Multi Media Compliance Inspection (June, 1994)
    Case Development Inspection (February, 1995)

    Consent Agreement and Order among
    Tennessee Department of Environmental and Conservation,
    Tennessee Valley Steel Corporation and Southern Alloys and Metal
     Corporation

                               SCHEDULE 4.17(b)

                  ASSUMED LIABILITY OR CONTINGENT LIABILITY

    Recognized liabilities associated with the ownership of Tennessee Valley Steel Corporation's assets.

                                SCHEDULE 5.01(d)
                                                                     EXHIBIT 2

                           BAYOU STEEL CORPORATION
                          BORROWING BASE CERTIFICATE

                                                     (Amount (0000)
                                                     --------------
Accounts Receivable Balance                                 $0
Less: Ineligibles Per Definition
  in the Borrowing Agreement
(a) -0-
(b) -0-
(c) -0-
(d) -0-
(e) -0-
(f) -0-
(g) -0-
(h) -0-
(i) -0-
(j) -0-
(k) -0-
(l) -0-
(m) -0-
(n) -0-
(o) -0-
(p) -0-
(q) -0-
Total Ineligible A/R                                      ($ 0)
Eligible A/R                                                 0
Rate of Advance
Available A/R for Borrowing Base                            $0
Inventory Balance:
Scrap                                                        0
Billets                                                      0
Finished Goods                                               0(1)
Sub-Total                                                    0
Less: Ineligibles Per Definition
  in the Borrowing Agreement
(a) -0-
(b) -0-
(c) -0-
(d) -0-
(e) -0-
(f) -0-
Total ineligible Inventory                                  (0)
                                                          ------
Eligible Inventory                                           0
Rate of Advance
                                                          ------
Available Inventory for Borrowing Base                       0
                                                          ------
Total Availability                                          $0
                                                          ======
- ------------
(1) Excludes transportation to stocking location.

                                      Richard J. Gonzalez
                                      Vice President, Chief Financial
                                      Officer, Treasurer and Secretary

                                                              SCHEDULE 5.01(d)

                      FORM OF BORROWING BASE CERTIFICATE

                           BAYOU STEEL CORPORATION
                          BORROWING BASE CERTIFICATE
                    AS OF [APPLICABLE DETERMINATION DATE]

    (Delivered pursuant to Section 6.04(c) of the Credit Agreement dated as of June 28, 1989, as amended and restated through June 1, 1995 (the "Credit Agreement") among Bayou Steel Corporation, the Lenders named therein and Chemical Bank, as Agent for the Lenders).

   Accounts Receivable as of
     [Applicable Determination Date]                  $
                                                      ----------
    Less: Ineligible Accounts Receivable (1)

    A.
    B.
    C.
    D.
    E.
    F.
    G.
    H.
    I.
    J.
    K.
    L.
    M.
    N.
    O.
    P.
    Q.

    Total Ineligible Accounts Receivable              $
                                                      ----------
    Eligible Accounts Receivable
    Rate of Advance
      Available Accounts Receivable for
       Borrowing Base                                 ----------

    Inventory as of [Applicable Determination Date]   ----------

    Less:  Ineligible Inventory as of
             [Applicable Determination Date]
    [Mill Rolls]
    [Alloys and Electrodes]
    [Reserve for Unpaid Shipping Costs]
    ------------
    (1) Entries "A" through "Q" correspond to clauses (a) through (g) of the definition of "Eligible Accounts Receivables" in the Credit Agreement.


    [Aged Inventory]
    [Balance Sheet Reserves]
    [Parts]
    [Miscellaneous]
        Total Ineligible Inventory
                                                      ----------
    Eligible Inventory
    Rate of Advance                                   ----------
        Available Inventory for Borrowing Base
                                                      ----------
        Available Accounts Receivable PLUS
        Available Inventory
                                                      ----------
      Less:
        Aggregate Principal
        Amount of Outstanding Term Loans
                                                      ----------
        Next fiscal quarter's interest
         payable on Term Loans
                                                      ----------
                                                      $
                                                      ----------
                                                      $
                                                      ==========
    Total Availability

                                 SCHEDULE 7.01

                                     SCHEDULE OF INDEBTEDNESS
                                          AS OF 3/31/95
                    ------------------------------------------------------------
                     BALANCE     RATE      TERM             REMAINING TERM
                    -----------  ------  ----------  ---------------------------
First Mortgage
 Notes               75,000,000  10.25%   84 months  72 months  Maturity in 2001
Hibernia                377,021  10.25%  120 months  14 months
Hewlett Packard         126,989   8.75%   60 months  39 months
Mack Financial           83,094   8.50%   60 months  25 months
                    -----------
Long Term Debt       75,587,104
                    -----------
Hibernia                225,751  10.25%   12 months
Hewlett Packard          48,917   8.75%   12 months
Mack Financial           70,222   8.50%   12 months
                    -----------
Short Term Debt         344,890
                    -----------
Total Debt           75,931,994
                    ===========

                                 SCHEDULE 7.01

                                     SCHEDULE OF INDEBTEDNESS
                                          AS OF 3/31/95
                    ------------------------------------------------------------
                     BALANCE     RATE      TERM             REMAINING TERM
                    -----------  ------  ----------  ---------------------------
First Mortgage
 Notes               75,000,000  10.25%   84 months  72 months  Maturity in 2001
Hibernia                377,021  10.25%  120 months  14 months
Hewlett Packard         126,989   8.75%   60 months  39 months
Mack Financial           83,094   8.50%   60 months  25 months
                    -----------
Long Term Debt       75,587,104
                    -----------
Hibernia                225,751  10.25%   12 months
Hewlett Packard          48,917   8.75%   12 months
Mack Financial           70,222   8.50%   12 months
                    -----------
Short Term Debt         344,890
                    -----------
Total Debt           75,931,994
                    ===========

                                SCHEDULE 7.02

                                    LIENS

    1. Matters set forth as items 9 through 41 on Schedule B of First American Title Insurance Company Owner's Policy of Title Insurance No. FA-Z18907, attached.

    2. Servitude and Easement from Bayou Steel Corporation to United Gas Pipeline Company dated March 25, 1987 and recorded April 20, 1987 at Volume 221, Page 155, Deed Records of St. John the Baptist Parish, Louisiana, for constructing, etc., of a gas pipeline, and property rights of Gulf South Pipeline Company to a pipeline pursuant to Contract dated March 18, 1987.

    3. Right-of-Way permit from Bayou Steel Corporation to Louisiana Power & Light Company dated May 4, 1988, and recorded June 22, 1988, as Act 120617, Conveyance 236, Folio 375 in the St. John the Baptist Parish Clerk's Office, for electric power service.

    4. Right-of-Way servitude from Bayou Steel Corporation to St. John the Baptist Parish dated March 15, 1989, unrecorded, for sewage line.

    5. UCC-1 filed July 10, 1987, in St. John the Baptist Parish (LA) by Signal Capital Corp., under entry 37645, covering the lease of an A.T.&T. System 75 telephone system and all standard and accessory equipment.

    6. Matters set forth as items 9 through 16 on Schedule B of First American Title Insurance Company Owner's Policy of Title Insurance No. FA-ZZ-48449M, attached.

    7. Matters set forth as items 1 through 24 on Schedule B of Chicago Title Insurance Policy No. 0-72-42-105, attached.

    8. Easement Agreement dated July 1, 1990 from River Road Realty Corporation to Specialty Steel Products Inc. recorded July 18, 1990, as instrument 90343634, in Cook County (Illinois) Records.

    9. Matters set forth as items 3 through 6 on Schedule B of Fidelity National Title Insurance Co. Policy No. 0-614481, attached, and matters reserved in Deed from Matlock Bend Development Inc. to River Road Realty Corporation recorded November 6, 1992, in Louden County, Tennessee, Register's Office in Deed Book 202, Page 279.

    10. Various UCC-1's were filed in favor of Chemical Bank as agent covering accounts receivable, inventory and proceeds used as Collateral under the Credit Agreement dated as of November 23, 1993, among Bayou Steel Corporation, the Lenders named therein and Chemical Bank, as agent, as follows:

    UCC-1

    Rogers County, Oklahoma
    Oklahoma County, Oklahoma
    Cook County, Illinois
    Secretary of State of Illinois
    Allegheny County, Pennsylvania
    Secretary of the Commonwealth of Pennsylvania
    Parish of St. John the Baptist, Louisiana

    11. Mortgage, Security Agreement and Financing Statement in favor of Hibernia National Bank dated January 9, 1991 and recorded at volume 846, page 551 of the Rogers County Clerk's Office on January 10, 1991, as instrument 227, covering the Catoosa, Oklahoma property, and as amended by First Amendment to Mortgage, Security Agreement and Financing Statement between the parties effective as of November 22, 1993.

    12. UCC-1 Financing Statements filed in favor of Hibernia National Bank in connection with the Mortgage in item #12 above,

    Secretary of State of Delaware (Instrument #10390)
    Rogers County, Oklahoma Clerk (Instrument #228, Volume 846, Page 564) Rogers County, Oklahoma Clerk (Instrument #33/N00186)
    Orleans Parish, Louisiana (Instrument #36-52245)

and UCC-1 filings filed in connection with the First Amendment described in item 12, filed as follows:

    Secretary of State of Illinois (Instrument #3193686)
    Recorder of Cook County, Illinois (Instrument #93U18765)
    Oklahoma County, Oklahoma Clerk (Instrument #062432)
    Rogers County, Oklahoma Clerk (Instrument [none])
    Secretary of State of Pennsylvania (Instrument #22611664)
    Secretary of State of Louisiana (Instrument #36-78880)
    Recorder of Allegheny County, Pennsylvania (Instrument #8201-93)

    13. Four (4) UCC-1s filed August 17, 1987 and January 5, 1988 in St. John the Baptist Parish (LA) under entries 37838, 37839, 38294 and 38295, respectively, covering five (5) caterpillar forklifts and two Cherokee scrap haulers which were purchased by bill of sale on April 6, 1988.

    14. One UCC-1 was filed July 24, 1986 in St. John the Baptist Parish (LA) by MI Jack Products Inc. under entry 36162, covering the lease of a travel lift, which was purchased on February 2, 1988.

    15. The Mortgage and Collateral Assignment of Leases by Bayou Steel Corporation and River Road Realty Corporation in favor of First National Bank of Commerce, as Trustee and Collateral Agent, dated March 2, 1994, recorded on March 3, 1994,
                                       2

as Instrument No. 157232, at Mortgage Book 316, Folio 452, in the office of the Clerk of Court and ex-officio Recorder for the Parish of Orleans (LA).

    16. The Indenture from Bayou Steel Corporation to First National Bank of Commerce, as Trustee, dated March 2, 1994, as attached to the above described Mortgage and Collateral Assignment of Leases by Bayou Steel Corporation and River Road Realty Corporation in favor of First National Bank of Commerce, as "Exhibit A".

    17. Various UCC-1s were filed in favor of First National Bank of Commerce, as Collateral Agent covering Debtors right, title and interest in all real and business property used as Collateral under the Indenture dated March 2, 1994 Bayou Steel Corporation to First National Bank of Commerce, as Trustee, as follows:

    Parish of Orleans, Louisiana (four)
    Secretary of State, Illinois (one)
    Secretary of State of Pennsylvania (one)
    Allegheny County, Pennsylvania (one)

    18. Matters set forth as items 8 through 45 on Schedule B, Part I of First American Title Insurance Company Policy of Title Insurance No. FA-31-00626, attached.

    19. The Mortgage, Assignment of Rents and Leases and Security Agreement from River Road Realty Corporation to First National Bank of Commerce, as Trustee and Collateral Agent, Mortgagee dated as of March 3, 1994, recorded on March 3, 1994 at Box 333 Page 94202748 in the office of the recorder of Cook County, Illinois.

    20. Matters set forth as items 1 through 26 on Schedule B of Chicago Title Insurance Company Loan Policy No. 1401007498272 D1., attached.

    21. One UCC-1 was filed in favor of Hewlett-Packard Company covering Debtor's right, title and interest on electronic equipment per the equipment schedule attached thereto, as follows:

    Parish of St. John, Louisiana, 5/5/93

    22. One UCC-1 filed in favor of Amplicon, Inc. covering all of Debtor's right, title and interest in three Barko 550 Crawler Mounted Scrap Loaders, as follows:

    Parish of St. John, Louisiana, 1/31/90

                                SCHEDULE 7.09

                             CAPITAL EXPENDITURES
                                 ($ MILLIONS)

                                       1995    1996     1997     1998    1999    2000    2001
                                      ------  ------   ------   ------   -----   -----   -----
               BSC
              ----
1.  Projects in Prospectus...........    8.2
2.  2nd furnace efficiency...........    3.6     1.5      0.5
3.  2nd furnace environmental(1).....    0.5     6.0(1)   4.0(1)
4.  Dock & scrap yard modifications..            4.0      6.0
5.  Projects -- not specified........    1.6     2.0      3.0      6.0     6.0     6.0     6.0
               TVS
               ---
1.  Specified projects...............    4.0     1.5      0.7
2.  Not specified....................    0.6     0.5      0.8      1.5     1.5     1.5     1.5
3.  Reheat furnace modifications(2)..                             10.0(2)
                                      ------  ------   ------   ------   -----   -----   -----
    TOTAL CASH.......................  $18.5   $15.5    $15.5    $ 7.5   $ 7.5   $ 7.5   $ 7.5
                                      ======  ======   ======   ======   =====   =====   =====

Comments
- --------
(1) The environmental work on the second furnace may not be needed or may be postponed 1 or 2 years pending a favorable interpretation of an existing permit.

(2) The modifications to TVS' reheat furnace could be deferred pending market conditions.

                                                         SCHEDULE 2.2
                                                         TO TERM LOAN AGREEMENT

LENDER                                                     TERM LOAN COMMITMENT
- ------                                                     --------------------
Chemical Bank                                              $2,727,272.73
270 Park Avenue
New York, New York  10017
Attention:  Mr. Rohan Paul
Telecopy:  (212) 270-2555

Internationale Nederlanden                                 $ 2,727,272.73
  (U.S.) Capital Corporation
200 Galleria Parkway
Atlanta, Georgia  30339
Attention:  Mr. John Lanier
Telecopy:  (404) 951-1005

First Interstate Bank of Texas, N.A.                       $ 1,818,181.82
1000 Louisiana, 3rd Floor
Houston, Texas  77002
Attention:  Mr. Frank Schageman
Telecopy:  (713) 250-7029

The Daiwa Bank, Limited                                    $ 1,818,181.82
909 Fannin Street, Suite 3750
Houston, Texas  77010
Attention:  Mr. Mark Skul
Telecopy:  (713) 759-1419

Hibernia National Bank                                     $   909,090.90
313 Carondelet Street
New Orleans, Louisiana  70130
Attention:  Mr. John Castellano
Telecopy:  (504) 533-2060
                                                           --------------
            Total Commitment                               $10,000,000.00
                                                           ==============

                                                              SCHEDULE 6.1(a)

                  Form of Term Loan Borrowing Base Certificate

                      BAYOU STEEL CORPORATION (TENNESSEE)

                           BORROWING BASE CERTIFICATE

                AS OF [APPLICABLE TERM LOAN DETERMINATION DATE]

    (Delivered pursuant to subsection 6.1 of the Term Loan Agreement dated as of June 1, 1995 (as amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement") among Bayou Steel Corporation (Tennessee), the Term Loan Lenders named therein and Chemical Bank, as Agent for the Term Loan Lenders)

Bayou (Tennessee) Inventory as of
 [Applicable Determination Date].................
[List components of Inventory]...................  $
                                                  ---------
Less:
    Rejected/Returned Goods......................
    Goods in Transit to Third Parties............
    A.(1)........................................
    B............................................
    C............................................
    D............................................
    E............................................
                                                  ---------
Bayou (Tennessee) Eligible Inventory............. $

Unencumbered Cash of Bayou (Tennessee)........... $

Applicable Bayou Accounts Receivable:

    (a) Accounts of Bayou on most recent
         Borrowing Base Certificate..............

    (b) Aggregate Book Value of Consolidated
        total assets of Bayou on most recent
        Consolidated balance sheet of Bayou......

    (c) Accounts equal to 5% of (b)..............

    (d) 80% of (c)...............................  $
                                                   ---------
Total Term Loan Borrowing base...................  $
                                                   =========
Less:
    Aggregate Principal Amount of
     Term Loans outstanding......................  $
    Interest payable on Term Loans
     for next fiscal quarter.....................
                                                   ---------
Total Availability...............................  $
                                                   =========
- -------------
(1) Line Items A through E correspond to clauses (a) through (e) of the definition of Bayou (Tennessee) Eligible Inventory in the Term Loan Agreement.